                                                                      Exhibit 10

Consent of Independent Certified Public Accountants


Board of Directors
The Travelers Life and Annuity Company


We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP
Hartford, Connecticut
April 20, 2000